Exhibit 99.1

Contact: Sean K.F. Hannan Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

TTM Announces Completion of Existing 2025 Share Repurchase Program and Authorization of New $100 Million Program

SANTA ANA, Calif., October 27, 2026 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards and substrates, today announced it has completed its existing authorized share repurchase program, which was previously announced on May 8, 2025 (the “2025 Share Repurchase Program”). Pursuant to the 2025 Share Repurchase Program, the Company repurchased a total of approximately 1.16 million shares of its common stock with cash on hand, with all such repurchases occurring on October 26, 2026 and October 27, 2026 at an average price of $86.31 per share (including commissions) for an aggregate value of approximately $100 million.

“Our repurchases under our 2025 Share Repurchase Program underscore our confidence in TTM’s growth strategy, including the anticipated growth from the ramp in sales of the Company’s N+M products.” Said Dr. Edwin Roks, President and Chief Executive Officer of TTM.

The repurchases under the 2025 Share Repurchase Program were made in the open market at prevailing market prices in compliance with applicable securities laws, including the safe harbor provisions of Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended.

Authorization of New $100 Million Repurchase Program

Also on October 27, 2026, the Company’s Board of Directors authorized a new share repurchase program (the “2026 Share Repurchase Program”), allowing the Company to repurchase its outstanding common stock up to an aggregate value $100 million from time to time until October 27, 2027.

The timing, manner, price and amount of any share repurchases under the 2026 Share Repurchase Program will be determined by the Company’s management based on various factors, such as available liquidity, anticipated capital requirements, cash flows, general market conditions, applicable legal and contractual restrictions and other relevant considerations. The 2026 Share Repurchase Program may be executed through open market purchases, privately negotiated transactions and other methods, including through Rule 10b5-1 plans. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Contact: Sean K.F. Hannan Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including PCBs and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Safe Harbor Statement

This press release may contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: the Company’s financial condition, liquidity and capital requirements, acquisition and investment opportunities, our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement.

Forward-looking statements are only predictions. The reader is cautioned not to rely on these forward-looking statements. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.